Exhibit 10.9
ECOVYST INC.
2017 Omnibus Incentive Plan, as Amended and Restated
Restricted Stock Unit Award Agreement
This Restricted Stock Unit Award Agreement (this “Agreement”) is made by and between Ecovyst Inc., a Delaware corporation (the “Company”), and [•] (the “Participant”), effective as of [•] (the “Date of Grant”).

RECITALS

WHEREAS, the Company has adopted the Ecovyst Inc. 2017 Omnibus Incentive Plan, as Amended and Restated (as the same may be amended and/or amended and restated from time to time, the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement, and capitalized terms not otherwise defined in this Agreement will have the meanings ascribed to those terms in the Plan; and

WHEREAS, the Committee has authorized and approved the grant of an Award of restricted stock units (“Restricted Stock Units”) to the Participant that provides the Participant the conditional opportunity to acquire one share of Common Stock (a “Share”) with respect to each Restricted Stock Unit forming part of the Award, subject to the terms and conditions set forth in the Plan and this Agreement.

NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the parties agree as follows:
1.    Grant of Restricted Stock Unit Award. The Company has granted to the Participant [•] Restricted Stock Units, effective as of the Date of Grant, on the terms and conditions set forth in the Plan and this Agreement, subject to adjustment as forth in the Plan.
2.    Vesting of Restricted Stock Units. Subject to the terms and conditions set forth in the Plan and this Agreement, the Restricted Stock Units will vest as follows:
(a)    General. Subject to the terms and conditions set forth in the Plan and this Agreement, and except as otherwise provided in Section 2(b), the Restricted Stock Units will vest [ ], subject to the Participant’s continued Service through the applicable vesting date.
(b)    Termination of Service. The Participant shall forfeit, immediately and without consideration, all unvested Restricted Stock Units upon a termination of the Participant’s Service for any reason. The Participant shall forfeit, immediately and without consideration, all Shares delivered under this Award upon a termination for Cause. Without limiting the generality of the foregoing, the Restricted Stock Units and the Shares (and any resulting proceeds) will continue to be subject to Section 13 of the Plan.
3.    Payment
(a)    Settlement. The Company shall deliver to the Participant within 30 days following the vesting date of the Restricted Stock Units a number of Shares equal to the aggregate number of Restricted Stock Units that vest on such date. No fractional Shares shall be delivered; the Company shall pay cash in respect of any fractional Shares. The Company may deliver such Shares either through book entry accounts held by, or in the name of, the Participant or cause to be issued a certificate or certificates representing the number of Shares to be issued in respect of the Restricted Stock Units, registered in the name of the Participant.
(b)    Withholding Requirements. [The Company will have the power and the right to deduct or withhold automatically from any Shares deliverable under this Agreement or from any other compensation payable to the Participant, or to require the Participant or the Participant’s representative to remit to the Company, up to the maximum statutory amount necessary to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Agreement. Nothing in this Agreement may be construed as relieving the Participant of his or her obligation to satisfy all taxes required to be withheld in connection with the award, vesting or settlement of the Restricted Stock Units.]1 [The Participant is responsible for satisfying and paying all taxes arising from or due in connection with the award, vesting or settlement of the Restricted Stock Units. The Company will have no liability or obligation related to the foregoing.]2

1     To be used if the Participant is an employee.
2     To be used if the Participant is a non-employee director.

4.    Adjustment of Shares. In the event of any change with respect to the outstanding shares of Common Stock contemplated by Section 4.5 of the Plan, the Restricted Stock Units may be adjusted by the Committee in accordance with Section 4.5 of the Plan.
5.    Miscellaneous Provisions
(a)    Securities Laws Requirements. No Shares will be issued or transferred pursuant to this Agreement unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the Shares may be listed, have been fully met. As a condition precedent to the issuance of Shares pursuant to this Agreement, the Company may require the Participant to take any reasonable action to meet those requirements. The Committee may impose such conditions on any Shares issuable pursuant to this Agreement as it may deem advisable, including, without limitation, restrictions under the Securities Act, under the requirements of any exchange upon which shares of the same class are then listed and under any blue sky or other securities laws applicable to those Shares.

(b)    Rights of a Shareholder of the Company. Prior to settlement of the Restricted Stock Units and the delivery of Shares to the Participant with respect thereto, neither the Participant nor the Participant’s representative will have any rights as a shareholder of the Company with respect to any Shares underlying the Restricted Stock Units and the Participant will not receive payment of, or credit for, dividends or dividend equivalents with respect to any Shares underlying the Restricted Stock Units.
(c)    Transfer Restrictions. The Restricted Stock Units may not be transferred except as expressly permitted under Section 15.3 of the Plan. The Shares delivered hereunder will be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, any applicable federal or state laws and any agreement with, or policy of, the Company or the Committee to which the Participant is a party or subject, and the Committee may cause orders or designations to be placed upon the books and records of the Company’s transfer agent to make appropriate reference to such restrictions.
(d)    No Right to Continued Service. Nothing in this Agreement or the Plan confers upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without Cause.
(e)    Notification. Any notification required by the terms of this Agreement will be given by the Participant (i) in a writing addressed to the Company at its principal executive office and will be deemed effective upon actual receipt when delivered by personal delivery or by registered or certified mail, with postage and fees prepaid, or (ii) by electronic transmission to the Company’s e-mail address of the Company’s General Counsel and will be deemed effective upon actual receipt. Any notification required by the terms of this Agreement will be given by the Company (x) in a writing addressed to the address that the Participant most recently provided to the Company and will be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid, or (y) by facsimile or electronic transmission to the Participant’s primary work fax number or e-mail address (as applicable) and will be deemed effective upon confirmation of receipt by the sender of such transmission.
(f)    Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter of this Agreement. This Agreement and the Plan supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter of this Agreement.
(g)    Waiver. No waiver of any breach or condition of this Agreement will be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.
(h)    Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s executor, personal representative(s), distributees, administrator, permitted transferees, permitted assignees, beneficiaries, and legatee(s), as applicable, whether or not any such person will have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(i)    Severability. The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, then the remaining provisions will nevertheless be binding and enforceable.
(j)    Choice of Law; Jurisdiction. This Agreement and all claims, causes of action or proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or relate to this Agreement will be governed by the laws of the State of Delaware, excluding any conflicts or choice-of-law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The Participant agrees that he or she will bring all claims, causes of action and proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or be related to the Plan and this Agreement exclusively in the federal and state courts located within the geographic boundaries of the United States District Court for the Eastern District of Pennsylvania (the “Chosen Court”), and hereby (i) irrevocably submits to the exclusive jurisdiction of the Chosen Court, (ii) waives any objection to laying venue in any such proceeding in the Chosen Court, (iii) waives any objection that the Chosen Court is an inconvenient forum or does not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such claim or cause of action will be effective if notice is given in accordance with this Agreement.
(k)    Signature in Counterparts. This Agreement may be signed in counterparts, manually or electronically, each of which will be an original, with the same effect as if the signatures to each were upon the same instrument.
(l)    Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions of the Plan and this Agreement, and accepts the Restricted Stock Units subject to all of the terms and conditions of the Plan and this Agreement. In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the applicable term and provision of the Plan will govern and prevail.

[Signature page follows.]

IN WITNESS WHEREOF, the Company and the Participant have executed this Restricted Stock Unit Award Agreement as of the Date of Grant.

PARTICIPANT		ECOVYST INC.
By:

[Signature Page – Restricted Stock Unit Award Agreement]
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